Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Obalon Therapeutics, Inc. (the “Company”) for the quarter ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Plovanic, President and Chief Executive Officer of the Company, and Nooshin Hussainy, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

1.                   The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 8, 2019

/s/ William Plovanic	/s/ Nooshin Hussainy
William Plovanic	Nooshin Hussainy
President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Obalon Therapeutics, Inc. and will be retained by Obalon Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. These certifications will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor will these certifications be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates them by reference.